Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-65914, 333-73500 and 333-82066) of Digital Insight Corporation of our report dated January 29, 2002, relating to the consolidated financial statements and financial statement schedule that appear in Digital Insight Corporation’s Form 10-K/A for the year ended December 31, 2001.

/s/ PricewaterhouseCoopers LLP

Century City, California
November 25, 2002